                             EMPLOYMENT AGREEMENT



Employment Agreement made and entered into this 27th day of FEBRUARY, 1998, among WAVEFRONT CONSULTING, INC., a Virginia corporation (the "Employer"), INTEGRATED SYSTEMS CONSULTING GROUP INC., a Pennsylvania corporation, ("ISCG") and ________________ (the "Employee").


                                  WITNESSETH:

WHEREAS, the parties hereto desire to enter into this Employment Agreement providing for the Employee's employment with the Employer;

WHEREAS, ISCG is the parent company of the Employer; and

WHEREAS, the Employer desires to employ the Employee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment and Term.    1.1. The Employer agrees to employ the Employee and
the Employee agrees to render his or her full-time services to the Employer with the title defined in Attachment A or such other positions of similar responsibilities not inconsistent therewith for the period commencing on the date above and continuing indefinitely unless and until terminated as provided for in Section 4 hereof.

                           1.2. The Employee shall devote his or her full
business time to the best of his or her abilities to the faithful and diligent performance of his or her services to the Employer, in accordance with all applicable business policies of the Employer. During the term hereof, the Employee shall perform such other executive and administrative duties for the Employer as the Employer may from time to time hereafter direct.

                           1.3. During the period of the Employee's employment
hereunder, the Employee shall not be entitled to additional compensation for serving in any office of the Employer to which he or she is elected.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

2. Compensation.           2.1(a). The Employer agrees to pay the Employee,
and the Employee agrees to accept from the Employer, compensation as set forth in Attachment A attached hereto, which may be amended from time to time by the parties hereto.

                           2.1.(b). In addition to such salary, the Employee
shall be entitled to participate, to the extent he or she is eligible under the terms and conditions thereof, in any pension, profit-sharing, retirement, hospitalization, insurance, medical or other employee benefit plan generally available to the employees of the Employer which may be in effect from time to time during the period of his or her employment hereunder. The Employer shall be under no obligation to institute or continue the existence of any such employee benefit plan.

                           2.2. The Employer agrees that it will reimburse the
Employee for all reasonable and necessary business expenses incurred by him or her during the term of the Employee's employment hereunder in connection with the performance of services hereunder and accounted for to the Employer in accordance with the Employer's policies relating to reimbursement of expenses for its Employees.

                           2.3(a). The Employer shall have the right from time
to time to purchase, modify or terminate insurance policies on the life of the Employee for the benefit of the Employer, in such amounts as the Employer shall determine in its sole discretion.

                           2.3(b). In connection with paragraph 2.3.(a) above,
the Employee shall, at such time or times and at such place or places as the Employer may reasonably direct, submit himself or herself to such physical examinations and execute and deliver such documents as the Employer may deem necessary or desirable.

                           2.4. The Employee is entitled to vacation each year
in accordance with the Employer's then current policy. No vacation can be carried from year-to-year unless approved in writing by the President.


3.  Ownership of Inventions, Etc. and Confidentiality

                           3.1. All ideas, suggestions, discoveries,
inventions, copyrightable materials, secret processes, formulae, trademarks, trade secrets, and the like, which refer or relate, directly or indirectly, to any aspect of the computer hardware or software business which are created, discovered, or developed by the Employee during the term of his or her employment hereunder, whether or not while working on matters for the Employer and whether or not while working on the premises of the Employer or the Employer's clients or elsewhere, shall be the exclusive property of the Employer, and the Employee shall execute such instruments of transfer, assignment, conveyance and confirmation as may be reasonably requested by the Employer to vest ownership and legal title in such ideas, suggestions, discoveries, inventions, copyrightable materials, secret processes, formulae, trademarks, trade secrets, and the like in and to the Employer.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                           3.2. The Employee shall regard and preserve as
confidential all proprietary information pertaining to the Employer's or ISCG's business that may be obtained by the Employee from any source as a result of the Employee's employment hereunder, and the Employee shall not, without written authority from the Employer or ISCG, disclose such information to any party or use such information for the Employee's or any other party's benefit. Proprietary information shall include but not be limited to methods, processes, apparatus, computer programs or other materials conceived, designed, created or heretofore or hereafter used or developed by the Employer, ISCG or any of their clients, as well as all client lists, pricing, and pricing methods and any other information that is the property of the Employer or ISCG, their clients, agents, suppliers or contractors. This
Section 3.2 shall be binding upon the Employee during the term of employment hereunder and indefinitely thereafter, except that this Section 3.2 shall not apply to any information which is in or which comes into the public domain other than as a result of a breach of this Employment Agreement.


4.  Termination.

                           4.1. In the event of the Employee's death during
the term, this Agreement shall terminate immediately, and the Employee's legal representative shall be entitled to receive salary due the Employee for a period of thirty (30) days following termination, plus accrued vacation, if any. In addition, the Employee's legal representative shall be entitled to the pro-rata share of the bonus(es), if any, that would have been earned had the Employee worked for the complete year in which his or her death occurred. The prorata share is calculated by dividing the number of completed months worked by twelve (12) and multiplying the result by the applicable bonus(es), if any, in Attachment A. Payment of the bonus(es), if any, will be made to the Employee's legal representative within ninety (90) days after the close of the calendar year.

                           4.2. If, during the term of this Agreement, the
Employee is unable to perform his or her duties hereunder on account of illness, accident, or other physical or mental incapacity for three (3) consecutive months or an aggregate of ninety (90) days in any consecutive twelve (12) month period, the Employer shall have the right, upon thirty days
(30) days' written notice (given after such period) to the Employee, to terminate this Agreement. In such event, the Employer shall be obligated to pay the Employee his or her salary only to the date of his or her termination , plus accrued vacation, if any. In addition, the Employee shall have the right to any pro-rata bonus(es), if any, according to the calculation set forth in Section 4.1 hereof.

                           4.3. The Employer shall have the right at any time
to terminate this Employment Agreement and the Employee's employment hereunder for cause. Employment shall be deemed to have been terminated by the Employer for cause in the event of action by the Employee which would make it unreasonable to require the Employer to retain the Employee in its employ, such as an act or acts of dishonesty, activities materially harmful to the reputation of the Employer, the Employee's failure to perform and carry out his or her duties and responsibilities hereunder, or a pattern of negligence in the performance of his or her duties hereunder, or a breach of any of the other terms of this Employment Agreement. In the event of a termination of


------------------------------------------------------------------------------

------------------------------------------------------------------------------

this Employment Agreement by the Employer pursuant to this Section 4.3, the Employer shall be obligated to pay to the Employee salary and vacation accrued to the date of termination. The Employee shall not be entitled to the payment of any bonus in the event of termination pursuant to this Section 4.3. The Employee acknowledges that payments by the Employer pursuant to this Section
4.3 shall be the Employer's sole obligation to the Employee in the event of termination hereunder.

                           4.4. The Employee shall have the right at any time
to terminate this Employment Agreement upon thirty (30) days written notice. In the event of a termination of this Employment Agreement by the Employee pursuant to this Section 4.4, the Employer shall be obligated to pay to the Employee salary and vacation accrued to the date of termination. The Employee shall not be entitled to the payment of any bonus in the event of termination pursuant to this Section 4.4. The Employee acknowledges that payments by the Employer pursuant to this Section 4.4 shall be the Employer's sole obligation to the Employee in the event of termination hereunder.

                           4.5(a). The Employer, in its sole discretion, shall
have the right at any time to terminate this Employment Agreement and the Employee's employment hereunder without cause. If the Employee is terminated without cause, the Employer shall be obligated to pay to the Employee salary and vacation accrued to the date of termination plus salary "continuation" for a period of three (3) months following the termination date calculated on a proportional basis of the then applicable annual rate set forth in Attachment
A. Bonus(es), if any, will be calculated pursuant to Section 4.1. hereof, and paid to the Employee within ninety (90) days after the end of the applicable calendar year. The Employer will be obligated to pay the Employee's benefits for a period of three (3) months following the termination date. The Employer shall not prohibit or impair the right of the Employee from converting, at his or her own cost and expense, his or her Employee-sponsored insurance policies to individual coverage after termination. The Employee acknowledges that payments by the Employer pursuant to this Section 4.5(a) shall be the Employer's sole obligation to the Employee in the event of termination hereunder.

                           4.5(b). If termination occurs as defined in Section
4.5(a) hereof, and the Employee accepts either full or part-time employment during the three (3) months immediately following the Employee's termination, the Employer shall be obligated to pay the Employee only the amount which, when added to the employee's personal service income, compensation, salary, bonus(es), or other incentives, whether paid, accrued, or deferred, and whether payable in cash or other forms of remuneration, is equal to the salary compensation that would have been paid by the Employer to the Employee had he or she not accepted employment. The acceptance by the Employee of employment during the three (3) month period immediately following termination does not affect the obligation of the Employer to pay the bonus(es), if any, as calculated pursuant to Section 4.1 hereof.

5. Negative Covenants. The Employee shall not, at any time during the term of employment hereunder and for a period of twelve (12) months thereafter, within any state of the United States in which the Employer or ISCG is engaged in business on the date of the termination or conclusion of the Employee's employment hereunder:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                           5.1 Directly or indirectly own, manage, operate,
join or participate in the ownership, management, operation or control, or be connected with as partner, stockholder, director, officer, agent, employee or consultant, any business, firm, or corporation which is similar to or which competes with the business of the Employer or ISCG as such business is conducted by the Employer or ISCG on the date of such termination or conclusion of employment hereunder.

                           5.2. Enter or engage in any employment or
contractual relationship with, or solicit or provide consulting services to, any clients who were or who had been served by the Employer or ISCG at the time of the Employee's termination or conclusion of employment hereunder or during the twelve (12) months prior thereto to the extent that such employment, contractual relationship, or consulting services involves similar areas of business of the Employer or ISCG on the date of such termination or conclusion of employment hereunder.

                           5.3. Directly or indirectly solicit, divert, or
take away any client, past client, or potential client of the Employer or ISCG. For purposes of this paragraph, a "potential client" shall mean any corporation, partnership, individual (or department, unit or affiliate thereof) that has received an oral or written proposal for services from Employer or ISCG within the twelve (12) months preceding the termination of Employee's employment hereunder, and a "past client" shall mean any corporation, partnership, individual (or department, unit or affiliate thereof) which has utilized the services of Employer or ISCG within the twelve
(12) months preceding the termination of Employee's employment hereunder.

                           5.4. Solicit any employees of the Employer or ISCG
to leave the employ of the Employer or ISCG.

The obligations in Section 5.1 and 5.2 shall terminate if the Employer terminates this Employment Agreement pursuant to Section 4.5(a). The obligations in this Section 5 shall terminate if the Employer does not make any payment or provide benefits required under Section 4 hereof within thirty
(30) days after the Employee provides written notice to the Employer of its failure to make such payment or provide such benefits.

6. Remedies. The parties hereto recognize that, in the event of any breach or threatened breach by the Employee of the provisions of Sections 3 or 5 hereof, damages would be difficult, if not impossible, to ascertain and it is therefore agreed that the Employer or ISCG, in addition to and without limiting any other remedy or right they may have under this Employment Agreement, or at law or in equity, shall be entitled to seek an injunction against the Employee issued by any court of competent jurisdiction enjoining any such breach or threatened breach. This Section 6 shall survive the termination of the Employee's employment under this Employment Agreement.

7.  Miscellaneous.

                           7.1. ISCG agrees to guarantee the performance by
the Employer of its obligations to the Employee hereunder.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                           7.2. If any section, subsection or other provision
of this Employment Agreement is determined by a court of competent jurisdiction to be unenforceable for any reason, such section, subsection or provision shall be deemed to be severable and this Employment Agreement shall otherwise continue in full force and effect.

                           7.3. Any notices or other communications hereunder
shall be in writing and sent registered or certified mail, and if intended for the Employer, shall be addressed to it, attention of its President, at 8229 Boone Boulevard, Suite 660, Vienna, VA 22180, with a copy to ISCG, attention of David D. Gathman, at Integrated Systems Consulting Group, Inc., 575 E. Swedesford Road, Suite 200, Wayne, PA 19087 or at such other address of which the Employer or ISCG shall have given notice to the Employee in the manner herein provided; and if intended for the Employee, shall be addressed to him or her at the address shown on Attachment A, or at such other address of which the Employee shall have given notice to the Employer.

                           7.4. This Employment Agreement shall be binding
upon and inure to the benefit of the Employer and ISCG and each of their successors or assigns and any corporation which acquires all or substantially all of either ISCG's or the Employer's assets, and shall be binding upon and inure to the benefit of the Employee and his or her legal representative, but shall not be assignable by the Employee.

                           7.5. No modification, amendment or waiver of any of
the provisions of this Employment Agreement shall be effective unless in writing and signed by all parties hereto.

                           7.6. The failure to enforce at any time any of the
provisions of this Employment Agreement or the failure to require at any time performance of any of the provisions of this Employment Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Employment Agreement of any part hereof, or the right thereafter to enforce each and every such provision in accordance with the terms of this Employment Agreement.

                           7.7. This Employment Agreement constitutes the
entire understanding of the parties hereto with respect to the Employee's employment and his or her compensation thereunder.

                           7.8. This Employment Agreement shall be governed,
interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           7.9. This Employment Agreement may be executed in
one or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same document.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement the day and year first above written.


WaveFront Consulting, Inc.


By:__________________________
Name:
Title:


Integrated Systems Consulting Group, Inc.



By:__________________________
Name:
Title:


Employee:


-----------------------------
Employee






------------------------------------------------------------------------------

------------------------------------------------------------------------------


Attachment A:     Compensation for Calendar Year 1998

Employee Name:


Employee Address:




Title:

Salary:
         The Employee's compensation in the form of salary for the Employee's services hereunder during the term of this Employment Agreement shall be defined in accordance with the following schedule:

                  Period                           Annual Rate
                  ------                           -----------


         Such salary shall be payable in accordance with the Employer's standard payroll policies.


Initialed:


For Employer:__________________________

For  ISCG:_____________________________

For Employee:__________________________